UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 4, 2008
TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)
California
(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631

(Commission File Number)	(IRS Employer Identification No.)

16139 Wyandotte St., Van Nuys, California	91406

(Address of Principal Executive Offices)	(Zip Code)
(818) 787-7000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On January 4, 2008, Trio Tech Chongqing Co. Ltd., a wholly-owned subsidiary of Trio-Tech International Pte. Ltd (“Company”) entered into a Memorandum Agreement with MaoYe Property Ltd. (“MaoYe”) to purchase an office space of 827.2 square meters on the 35th floor of a 40 story high office building located in Chongqing, China. The total cash purchase price was RMB 5,553,804.00 (Chinese yuan) or approximately $764,681.33 (U.S. dollars). Under the terms of the agreement, the Company paid the purchase price in full on January 4, 2008 using internally generated funds of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 10, 2008

TRIO-TECH INTERNATIONAL

By:	/s/ VICTOR H.M. TING
Victor H.M. Ting, Chief Financial Officer
and Vice President (Principal Financial Officer)